EXHIBIT 1.1


                        CENEX HARVEST STATES COOPERATIVES

                                50,000,000 SHARES

                               8% PREFERRED STOCK
                                 $1.00 PER SHARE

                             UNDERWRITING AGREEMENT



                                November 1, 2001


Sumner Harrington Ltd.
11100 Wayzata Boulevard
Suite 170
Minneapolis, MN 55305

Ladies and Gentlemen:

     Cenex Harvest States Cooperatives, a Minnesota cooperative (the "Company"), hereby confirms its agreement to appoint Sumner Harrington Ltd. (the "Underwriter") to act as the Company's exclusive agent in connection with the offer and sale of up to 50,000,000 shares of 8% Preferred Stock (the "Shares") at $1.00 per share, on a best efforts basis commencing on the effective date of the registration statement referred to below.

     1. Representations, Warranties and Agreements.

          (a) The Company represents and warrants to and agrees with the Underwriter as follows:

                    (i) A registration statement on Form S-2 (File No. 333-65364) with respect to the Shares, including a prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Securities Act. Copies of the registration statement and amendments, as filed with the Commission, have been delivered by the Company to the Underwriter. Such registration statement, as amended from time to time, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus provided to the Underwriter by the Company for use in connection with the offering of the Shares differs from the prospectus as filed with the Commission, the term "Prospectus" shall refer to such differing prospectus from and after the time such prospectus is first provided to the Underwriter by the Company for such use. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the respective copies thereof filed with the Commission.

                    (ii) At the time the Registration Statement was declared effective by the Commission and at all times subsequent thereto until the termination of the offering, the Registration Statement and Prospectus, and all amendments thereof and supplements thereto, complied with the provisions and requirements of the Securities Act and the Rules and Regulations. Neither the Commission nor any state securities authority has issued a stop order with respect to the offering of the Shares, or instituted or, to the Company's knowledge, threatened the institution of, proceedings for any of such purposes. The Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. When the Registration Statement was declared effective by the Commission and at all times subsequent thereto until the termination of the offering, the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. None of the representations and warranties in this Subsection 1(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, which are based upon and conform to written information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for use in the preparation of the Registration Statement or the Prospectus, or any such amendment or supplement.

                    (iii) The Company has been duly incorporated and is validly existing as a cooperative in good standing under the laws of the State of Minnesota, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification and in which the failure to be qualified or in good standing would have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                    (iv) The Company has operated and is operating in material compliance with all authorizations, licenses, certificates, consents, permits, approvals and orders of and from all state, federal and other governmental regulatory officials and bodies necessary to own its properties and to conduct its business to the extent described or incorporated by reference in the Registration Statement and Prospectus, all of which are, to the Company's knowledge, valid and in full force and effect. The Company is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, and the Company is not in violation in any material respect of any applicable law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties.

                    (v) The Company is not in violation of its articles of incorporation or bylaws or in default in any material respect in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement required to be filed with the Commission pursuant to the requirements of the Securities Act (the "Material Contracts").

                    (vi) The Company has full requisite power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under:

                              (A) any indenture, mortgage, deed of trust, loan
                    agreement, bond, debenture, note, agreement or other evidence of indebtedness, any lease, contract, joint venture or other agreement or instrument to which the Company is a party or by which the Company or its properties may be bound;

                              (B) the articles of incorporation or bylaws of the
                    Company: or

                              (C) any applicable law, order, rule, regulation,
                    writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties.

No consent, approval, authorization or order of or qualification with any court, governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties is required for the execution and delivery of this Agreement and the consummation by the Company of the transactions herein contemplated, except such as may be required under the Securities Act, or under state or other securities or Blue Sky laws.

                    (vii) Except as is otherwise expressly described in the Registration Statement or Prospectus, there is neither pending nor, to the best of the Company's knowledge, threatened, any action, suit, claim or proceeding against the Company or any of its officers or any of its properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its officers or properties or otherwise which
          (A) would reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, operations or business of the Company or might materially and adversely affect its properties, assets or rights, or (B) would, if successful, prevent consummation of the transactions contemplated hereby.

                    (viii) The Shares to be sold hereunder by the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor in accordance with the terms of this Agreement and the Prospectus, will be duly and validly issued and fully paid and non-assessable and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares to be sold hereunder by the Company or the issuance and sale thereof. Except as disclosed in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

                    (ix) PricewaterhouseCoopers LLP and Deloitte & Touche LLP, each of which has expressed its opinion with respect to certain of the financial statements filed as part of the Registration Statement, are independent accountants within the meaning of the Securities Act and the Rules and Regulations. The financial statements of the Company set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Securities Act and fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement.

                    (x) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as is otherwise disclosed in the Registration Statement or Prospectus, there has not been:

                              (A) any change in the capital stock, except for
                    the Company's redemption of its equity participation units, or long-term debt (including any capitalized lease obligation), except in the ordinary course of business, or material increase in the short-term debt of the Company;

                              (B) any issuance of options, warrants, convertible
                    securities or other rights to purchase the capital stock of the Company;

                              (C) any material adverse change, or any
                    development involving a material adverse change, in or affecting the condition (financial or otherwise), earnings, operations, business or business prospects, management, financial position, stockholders' equity, results of operations or general condition of the Company;

                              (D) any transaction entered into by the Company
                    that is required to be disclosed by the Company;

                              (E) any obligation, direct or contingent, incurred
                    by the Company, except obligations incurred in the ordinary course of business that, in the aggregate, are not material; or

                              (F) any loss or damage (whether or not insured) to
                    the property of the Company has been sustained has a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company.

                    (xi) Except as is otherwise expressly disclosed in the Registration Statement or Prospectus:

                              (A) the Company has good and marketable title to
                    all of the property, real and personal, and assets described in the Registration Statement or Prospectus as being owned by it, free and clear of any and all pledges, liens, security interests, encumbrances, equities, charges or claims, other than such as would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company; and

                              (B) the Material Contracts are valid agreements,
                    enforceable by the Company except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by judicial limitations on the right of specific performance.

                    (xii) The Company has timely filed (or has timely requested an extension of time to file) all necessary federal and state income and franchise tax returns and has paid all taxes shown thereon as due; there is no tax deficiency that has been or, to the best of the Company's knowledge, could be asserted against the Company that would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or properties of the Company, and all tax liabilities are adequately provided for in the books of the Company.

                    (xiii) To the best of the Company's knowledge, the Company owns, or possesses adequate rights to use, all patents, patent rights, inventions, trade secrets, know-how, technology, service marks, trade names, copyrights, trademarks and proprietary rights or information which are necessary for the conduct of its present or intended business as described in the Registration Statement or Prospectus. To the best of the Company's knowledge, the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with the asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, technology, trademarks, service marks, trade names or copyrights that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

                    (xiv) The Company has not taken and will not take, directly or indirectly, any action (and does not know of any action by its directors, officers, members or others) which has constituted or is designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation, as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

                    (xv) The Company maintains insurance, which is in full force and effect, with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for its business and, to the best of the Company's knowledge, in line with the insurance maintained by similar companies and businesses; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

                    (xvi) The Company has not at any time during the last five years made any unlawful contribution to any candidate for an office or failed to disclose fully any contribution in violation of law, or made any payment to any federal or state governmental officer or official, domestic or foreign, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorizations and transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles. To maintain accountability for assets, access to assets is permitted only in accordance with management's general or specific authorization, and the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (xvii) Except as set forth in the Registration Statement and
          Prospectus:

                              (A) the Company is in material compliance with all
                    material rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (the "Environmental Laws") which are applicable to its business; and

                              (B) the Company has received no notice from any
                    governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus.

                    (xviii) The Company represents and warrants that no person or entity other than the Underwriter is entitled to any compensation or other payments from either the Company or the Underwriter, as a finder, underwriter or agent in connection with the offering contemplated hereby or any other proposed transaction between the Company and the Underwriter. The Company agrees to promptly notify the Underwriter of any such relationships, including consulting or prior agency agreements entitling other parties to compensation for the transaction described herein and agrees to provide the Underwriter with a copy of such agreements.

          (b) Any certificate signed by any officer of the Company and delivered to you or to Underwriter's Counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

          (c) The Underwriter represents and warrants to and agrees with the Company that the Underwriter has not taken and will not take, directly or indirectly, any action (and does not know of any action by its directors, officers or others) which has constituted or is designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation, as defined in the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

     2. Best Efforts Offering.

          (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company appoints the Underwriter as its exclusive agent to effect sales of the Shares on a "best efforts" basis, for the account and risk of the Company, at a price of $1.00 per Share and upon the other terms and conditions set forth in the Prospectus. The Underwriter agrees to use its best efforts as such agent to procure purchasers for the Shares during a period commencing with the date of this Agreement and ending on _____________________. The Underwriter may, in its sole discretion, use the services of other brokers or dealers in connection with the offer and sale of the Shares and pay any portion of the Underwriter's compensation hereunder to such brokers or dealers who are members of the NASD.

     3. Covenants.

          (a) The Company hereby covenants and agrees with the Underwriter as follows:

                    (i) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible. The Company will notify the Underwriter promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information.

                    (ii) The Company will advise the Underwriter, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose. The Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                    (iii) Within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If, during such period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if, during such period, it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriter and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

                    (iv) The Company will use its best efforts to arrange for the qualification of the Shares for offering and sale under the securities laws of such jurisdictions as the Company and the Underwriter may agree upon and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares. In each jurisdiction in which the Shares shall have been qualified as herein provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

                    (v) The Company will furnish to the Underwriter copies of the Registration Statement, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

                    (vi) The Company will apply the net proceeds from the sale of the Shares substantially in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                    (vii) The Company will not take, and will use its best efforts to cause each of its officers and directors not to take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (b) The Underwriter hereby covenants and agrees with the Company that the Underwriter will not take, and will use its best efforts to cause each of its officers and directors not to take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     4. Expenses.

          (a) The Company agrees with the Underwriter that:

                    (i) Whether or not this Agreement is terminated or cancelled or any sale of the Shares hereunder is consummated, and regardless of the reason for or cause of any such termination, cancellation, or failure to consummate, the Company will pay or cause to be paid:

                              (A) all out-of-pocket expenses of the Underwriter
                    incurred in connection with the offer and sale of the Shares, including, but not limited to, designing, printing and mailing all offering and advertising materials; advertisements in newspapers, on the radio and through direct mail; operating a toll-free telephone number; and assisting the Company with creating a web site;

                              (B) all fees and expenses (including, without
                    limitation, fees and expenses of the Company's auditors and legal counsel) in connection with the preparation, printing, filing, delivery of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto;

                              (C) all fees and expenses incurred in connection
                    with the qualification of the Shares for offering and sale under the securities or Blue Sky laws of the states and other jurisdictions which the Underwriter may designate in accordance with Section 3(d) hereof;

                              (D) all fees and expenses of the Underwriter's
                    legal counsel in connection with the offering up to a maximum of $30,000;

                              (E) all fees and expenses of any transfer or
                    paying agent in connection with the Shares; and

                              (F) all costs and expenses incident to the
                    performance of the Underwriter's obligations hereunder that are not otherwise specifically described herein.

     5. Conditions of the Underwriter's Obligations. The obligation of the Underwriter to sell the Shares on a best efforts basis as provided herein shall be subject to the accuracy of the representations and warranties of the Company, as of the date hereof, to the performance by the Company of its obligations hereunder, and to the satisfaction of the following additional conditions:

          (a) Subsequent to the Effective Date and prior to termination of the offering, there shall not have occurred any change, or any development involving a prospective change, which materially and adversely affects the Company's condition (financial or otherwise), earnings, operations, properties, business or business prospects from that set forth in the Registration Statement or Prospectus, and which, in the Underwriter's sole judgment, is material and adverse and that makes it, in the Underwriter's sole judgment, impracticable or inadvisable to proceed with the offering of the Shares as contemplated by the Prospectus and this Agreement.

          (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares shall have been reasonably satisfactory to Underwriter's counsel, and Underwriter's counsel shall have been furnished with such papers and information as it may reasonably have requested to enable it to pass upon the matters referred to in this Section.

          (c) Upon execution of this Agreement, the Underwriter shall have received the opinion of Dorsey & Whitney LLP, counsel for the Company, dated as of the date of this Agreement, satisfactory in form and substance to the Underwriter and Underwriter's counsel, to the effect that:

                    (i) The Company has been duly incorporated and is validly existing as a cooperative in good standing under the laws of the jurisdiction of its incorporation.

                    (ii) The Shares to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor will be duly and validly issued and fully paid and non-assessable.

                    (iii) The Company has the requisite power and authority to issue, sell and deliver the Shares to be issued and sold by it.

                    (iv) The Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or threatened under the Securities Act.

                    (v) The Registration Statement and the Prospectus, and each amendment thereof or supplement thereto (other than the financial statements, including the notes thereto and the supporting schedules, and other financial, numerical, statistical and accounting data derived therefrom, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

                    (vi) A statement of fact (but not an opinion) that, on the basis of information obtained as a result of discussions and meetings with directors, officers and other employees and Underwriters of the Company, discussions with the independent public accountants for the Company in connection with the preparation of the Registration Statement and the Prospectus, and the examination of other information and documents requested by such counsel, nothing has come to such counsel's attention that has caused them to believe that the Registration Statement and any amendment thereof, at the time it became effective and at all times subsequent thereto up to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, and any amendment or supplement thereto, at the first date of its issuance, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may further state that in making the foregoing comments, such counsel does not intend them to include or cover the financial statements and notes thereto and related schedules and other financial, numerical, statistical and accounting data contained or omitted from the Registration Statement and any amendment or supplement thereto and the Prospectus.

          Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the state of Minnesota upon opinions of local counsel, and, as to questions of fact, upon representations or certificates of officers of the Company and of government officials, in which case its opinion is to state the extent of such reliance. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Underwriter and to Underwriter's counsel.

          (d) The Underwriter shall have received from Briggs and Morgan, Professional Association, Underwriter's counsel, such opinion or opinions as the Underwriter may reasonably require, dated as of the date of this Agreement, which are satisfactory in form and substance to the Underwriter, with respect to the sufficiency of corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby, and the Company shall have furnished to Underwriter's counsel such documents as it may have requested for the purpose of enabling it to pass upon such matters. In connection with such opinion, as to matters of fact relevant to conclusions of law, Underwriter's counsel may rely, to the extent that it deems proper, upon representations or certificates of public officials and of responsible officers of the Company.

          (e) At the time of execution of this Agreement, the Underwriter shall have received from the Company a certificate, dated the date of such execution, of the principal executive officer and the principal financial or accounting officer of the Company, to the effect that:

                    (i) The representations and warranties of the Company in this Agreement are true and correct as if made on and as of the date of the certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement; and

                    (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Shares for offering or sale have been issued, and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission or any state or regulatory body.

          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or material obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business consistent with past practice, and except as disclosed in the Prospectus, there has not been any change in the capital stock, or any material increase in the short-term debt or long-term debt, or in the issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business) in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company.

          (g) Dorsey & Whitney LLP shall deliver to the Underwriter a Blue Sky Memorandum reasonably satisfactory to the Underwriter confirming that all requisite actions for the offer and sale of the Shares in all jurisdictions requested by the Underwriter have been taken.

     The Underwriter may waive in writing the performance of any one or more of the conditions specified in this Section or extend the time for their performance.

     If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled and if the fulfillment of said condition has not been waived by the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Any such cancellation shall be without liability of the Underwriter to the Company and shall not relieve the Company of its obligations under Section 4(a) hereof. Notice of such cancellation shall be given to the Company as specified in
Section II.

     6. Underwriter's Commission. In consideration of the agreement of the Underwriter to assist the Company in the sale of the Shares as set forth in this Agreement, the Company will pay the Underwriter an amount equal to three percent (3%) of the gross proceeds received on the sale of Shares not rescinded. Such commissions are to be due and payable by the tenth day of every month for Shares issued through the last three business days of the previous month that are not rescinded. Shares issued in the last three business days are counted in the total for the next month.

     7. Indemnification.

          (a) The Company hereby agrees to indemnify and hold harmless the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or each such controlling person may become subject under the Securities Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any breach of any representation, warranty, agreement or covenant of the Company contained in this Agreement; (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, or the omission or alleged omission to state in the Registration Statement or any amendment thereof or supplement thereto a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse the Underwriter and each such controlling person for any legal or other expenses incurred by the Underwriter or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. However, the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereof, or the Prospectus, or any such amendment thereof or supplement thereto, or in any application or other statement executed by the Company or the Underwriter filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction. This indemnity agreement is in addition to any liability which the Company may otherwise have.

          (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person who controls the Company within the meaning of
Section 15 of the Securities Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, or the omission or alleged omission to state in the Registration Statement or any amendment thereof or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or by the Underwriter and filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, the

Underwriter specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereof, or the Prospectus or any such amendment thereof or supplement thereto, or in any application or other statement executed by the Company or by the Underwriter and filed in any jurisdiction. The Underwriter will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement is in addition to any liability which the Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify in writing the indemnifying party of the commencement thereof. Failure to so notify the indemnifying party will relieve it from any liability under this Section 7 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select as separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

     8. Contribution.

          (a) In order to provide for just and equitable contribution in any action in which the Underwriter or the Company (or any person who controls the Underwriter or the Company within the meaning of Section 15 of the Securities
Act) makes claim for indemnification pursuant to Section 7 hereof, but such indemnification is unavailable or insufficient to hold harmless and indemnify a party under Section 7, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares hereunder or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 8. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 8. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          (b) Promptly after receipt by a party to this Agreement of notice of the commencement of any action, suit or proceeding, such person will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the failure to so notify the Contributing Party will not relieve the Contributing Party from any liability which it may have to any party other than under this Section 8. Any notice given pursuant to Section 7 hereof shall be deemed to be like notice under this Section 8. In case any such action, suit or proceeding is brought against any party, and such person notifies a Contributing Party of the commencement thereof, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified.

     9. Termination. This Agreement may be terminated by the Underwriter or the Company, at the option of either party by giving notice to the other party.

     10. Survival of Indemnities, Contribution Agreements, Warranties and Representations. The respective indemnity and contribution agreements of the Company and the Underwriter contained in Sections 7 and 8, the representations and warranties of the Company set forth in Section 1 hereof, and the covenants and agreements of the Company set forth in Section 3 hereof, shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Underwriter, the Company, any of its officers and directors, or any controlling person referred to in Sections 7 and 8, and shall survive the sale of the Shares. The aforesaid indemnity and contribution agreements shall also survive any termination or cancellation of this Agreement. Any successor of any party or of any such controlling person, or any legal representative of such controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

     11. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or transmitted by any standard form of telecommunication, as follows:

         If to the Underwriter, to:    Sumner Harrington Ltd.
                                       11100 Wayzata Boulevard
                                       Suite 170
                                       Minneapolis, Minnesota 55305
                                       Attention: Ed Elverud

                    with a copy to:    Briggs and Morgan,
                                       Professional Association
                                       2400 IDS Center
                                       80 South Eighth Street
                                       Minneapolis, Minnesota 55402
                                       Attention: Christopher Cleveland

             If to the Company, to:    Cenex Harvest States Cooperatives
                                       5500 Cenex Drive
                                       Inver Grove Heights, Minnesota 55077
                                       Attention: David Kastelic

                    with a copy to:    Dorsey & Whitney LLP
                                       220 South Sixth Street
                                       Minneapolis, Minnesota 55402
                                       Attention: William B. Payne

     12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors and assigns, and the officers, directors and controlling persons referred to in Sections 7 and 8. Nothing expressed in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto, their respective successors and assigns, and the controlling persons, officers and directors referred to in Sections 7 and 8, any legal or equitable right, remedy or claim under, or in respect of, this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors, assigns and such controlling persons, officers and directors, and for the benefit of no other person or corporation. No purchaser of any Shares shall be construed a successor or assign merely by reason of such purchase.

     13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the state of Minnesota.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed counterpart of this Agreement, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.


                                        Very truly yours,

                                        CENEX HARVEST STATES
                                        COOPERATIVES


                                        By:
                                            ------------------------------------
                                              John Schmitz
                                              Executive Vice President and
                                              Chief Financial Officer



ACCEPTANCE

The foregoing Underwriting Agreement is
hereby confirmed and accepted by us
as of the date first above written.

SUMNER HARRINGTON LTD.

By:
    ---------------------
    K. Edward Elverud
    President